EXHIBIT 16



                               Maurice Morton, CPA
                       104 South Wolcott Street, Suite 725
                              Casper, Wyoming 82601
                                 (307) 237-1280



December 3, 2003

Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:   Wyoming Oil & Minerals, Inc.

I was previously principal accountant for Wyoming Oil & Minerals, Inc. and on May 23, 2003 we reported on the financial statements of Wyoming Oil & Minerals, Inc. as of and for the two years ended February 28, 2003. On December 1, 2003 I resigned as principal accountant for Wyoming Oil & Minerals, Inc.

I would like to inform you that I have read the disclosures provided by Wyoming Oil & Minerals, Inc. (Comm. File #0-7919) in its filing of Form 8-K dated December 1, 2003 and that there are no disagreements regarding the statements made under Item 4 - Changes in Registrant's Certifying Accountant.

Sincerely,


/s/ Maurice M. Morton
-----------------------
Maurice M. Morton, CPA






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